Exhibit 99.1

Tesoro Corporation Reports Breakeven Fourth Quarter

    SAN ANTONIO--(BUSINESS WIRE)--Feb. 3, 2005--Tesoro Corporation (NYSE:TSO) today reported a net loss of $200 thousand, or $0.00 per share, for the fourth quarter of 2004 compared to a net loss of $7.9 million, or $0.12 per share, for the fourth quarter of 2003.
    "Turnarounds and unanticipated factors, combined with dramatically lower fuel oil prices in December reduced earnings to breakeven. Despite these difficulties, the Company earned a record $328 million in 2004, more than four times 2003 earnings," said Bruce A. Smith, Chairman, President and CEO.
    "As we forecasted last quarter, Golden Eagle's operating income was reduced by an estimated $65 million during the fourth quarter by the coker turnaround and a boiler inspection that idled the cat cracker. Fuel oil inventory increased as a result of the coker turnaround and we also built light product inventory to prepare for first quarter turnarounds at Anacortes and Golden Eagle. With the steep drop in crude and light product prices and a wider discount on fuel oil versus the cost of crude, we had a negative inventory change of $24 million," said Mr. Smith.
    "Additionally, the quarter was also impacted by several events. In November, we had an unplanned outage of the Anacortes cat cracker which reduced operating income by an estimated $2 million. During the last two weeks of December, our margins fell precipitously due to several factors. Heavy rains on the West Coast reduced product demand which significantly lowered margins as we were selling product at meaningful discounts to posted prices. In the Pacific Northwest, our refining margin was negatively impacted by the increased pricing of Canadian crude relative to Alaska North Slope crude, due to production problems in Canada late in the quarter. Finally, on December 16th, we experienced an unplanned power outage in Hawaii which caused lingering operational inefficiencies during the remainder of the month, further limiting our ability to fully capture industry margins. Nevertheless, our financial results improved compared to the 2003 fourth quarter," explained Mr. Smith.
    The fourth quarter also included non-cash after-tax charges of $10.6 million, or $0.15 per share, which includes an after-tax charge of $5.0 million representing future premiums related to energy industry mutual insurance consortiums, of which Tesoro is a member, as well as an after-tax charge of $5.6 million primarily related to equipment replaced during a turnaround at one of the Company's refineries.
    Fourth quarter 2003 results included after-tax charges of $6.4 million, or $0.10 per share, which were primarily non-cash charges for the termination of its funded executive security plan and an impairment write-down on certain retail gas stations.
    For the full year of 2004, the company reported net earnings of $327.9 million, or $4.76 per share, versus net earnings for the full year of 2003 of $76.1 million, or $1.17 per share. Excluding special items, full year 2004 net earnings were $342.8 million, or $4.97 per share, compared to net earnings of $115.8 million, or $1.78 per share, for the full year of 2003.
    Results for the full year 2004 included after-tax charges of $14.9 million, or $0.21 per share, primarily for the write-off of premiums and unamortized debt issuance costs associated with the Company's prepayment of debt along with executive retirement costs. Full year 2003 results included after-tax charges of $39.7 million, or $0.61 per share, for the write-off of unamortized debt issuance costs, termination of the funded executive security plan, charges for early retirement, severance and integration costs and impairment losses on the sale of our marine services operations and certain retail stations.
    "Corporate and unallocated costs for the quarter, as compared to the 2004 third quarter, increased to $37.0 million due primarily to consulting and contract labor expenses for projects related to driving business excellence. Our business improvement projects are winding down and, therefore, our corporate and unallocated costs will trend down during the first half of 2005," commented Mr. Smith.
    "Turnarounds caused us to have a difficult fourth quarter but, overall, 2004 was a very good year. Segment operating income for the year increased to $838.3 million compared to $433.1 million for 2003. During 2004, we pre-paid nearly $400 million in debt while increasing our cash balance by over $100 million, driving our debt to capitalization ratio to 48%. As a result, we start 2005 with our strongest balance sheet in over three years with an expectation for a continued good margin environment, a focus on capturing low-capital, self-help initiatives and a drive to define new internal projects to give us added crude flexibility," said Mr. Smith.

    Public Invited to Listen to Analyst Conference Call via Internet

    At 12:30 p.m., CT, Thursday, February 3, 2005 Tesoro will broadcast, live, its conference call with analysts regarding fourth quarter and full year 2004 results. Interested parties may listen to the live conference call over the Internet by logging on to Tesoro's Internet site at http://www.tsocorp.com.
    Tesoro Corporation, a Fortune 500 Company, is an independent refiner and marketer of petroleum products. Tesoro operates six refineries in the western United States with a combined capacity of nearly 560,000 barrels per day. Tesoro's retail-marketing system includes nearly 500 branded retail stations, of which over 200 are company owned and operated under the Tesoro(R) and Mirastar(R) brands.

    This news release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements contain expectations of refining margins in our market areas, our ability to identify and execute capital projects and improve crude flexibility at our refineries. Factors which can cause actual results to differ from these forward-looking statements include: changes in general economic conditions, the timing and extent of changes in demand for refined products, availability and cost of crude oil, other feedstocks or refined products, throughput and yield levels, disruptions due to equipment interruptions or failure at our or third-party facilities, completion of capital projects, and other factors beyond our control. For more information concerning these factors and other factors that could cause such a difference, see our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.


                          TESORO CORPORATION
                STATEMENTS OF CONSOLIDATED OPERATIONS
                             (Unaudited)
                (In millions except per share amounts)


                               Three Months Ended      Years Ended
                                 December 31,          December 31,
                              ------------------   -------------------
                               2004     2003 (a)     2004     2003 (a)
                              --------  --------   ---------  --------
Revenues                     $3,388.8  $2,113.2   $12,262.2  $8,845.7
Costs and Expenses:
 Costs of sales and
  operating expenses          3,261.3   2,000.9    11,228.5   8,207.8
 Selling, general and
  administrative expenses (b)    44.8      39.3       152.3     138.0
 Depreciation and
  amortization                   43.0      37.8       154.1     148.2
 Loss on asset sales and
  impairments (a)                 9.4       6.6        14.1      16.9
                              --------  --------   ---------  --------
Operating Income                 30.3      28.6       713.2     334.8
 Interest and Financing
  Costs, Net (c)                (30.6)    (40.6)     (166.6)   (211.7)
                              --------  --------   ---------  --------
  Earnings (Loss) Before
   Income Taxes                  (0.3)    (12.0)      546.6     123.1
Income Tax Provision
 (Benefit)                       (0.1)     (4.1)      218.7      47.0
                              --------  --------   ---------  --------
Net Earnings (Loss)          $   (0.2) $   (7.9)  $   327.9  $   76.1
                              ========  ========   =========  ========
Net Earnings (Loss) Per
 Share:
 Basic                       $   0.00  $  (0.12)  $    5.01  $   1.18
 Diluted                     $   0.00  $  (0.12)  $    4.76  $   1.17
Weighted Average Common
 Shares:
 Basic                           66.0      64.7        65.5      64.6
 Diluted                         70.1      64.7        68.9      65.1
-----------------------

(a) In the 2004 and 2003 fourth quarters, the Company wrote-off certain refinery assets that were replaced and during the 2003 fourth quarter recorded an impairment loss on certain retail stations. The 2003 results include the marine services operations, which were sold in December 2003. In September 2003, the Company recorded a pretax loss of $7.6 million, or $0.07 per share, reflecting the expected loss on this sale.

(b) Includes stock-based compensation for stock options and other stock-based awards totaling $5.2 million and $14.2 million during the three months and year ended December 31, 2004, respectively. Stock-based compensation during the 2004 fourth quarter includes expenses primarily for stock options associated with the retirement of certain executive officers totaling $1.7 million. The fair value method of accounting for stock options was adopted on January 1, 2004 and, therefore, compensation expense associated with stock options was not recorded during 2003. In December 2003, the Company terminated the funded executive security plan resulting in a non-cash settlement charge of $6.9 million and a charge of $1.5 million relating to a plan curtailment contribution. We also incurred charges for voluntary early retirement benefits and severance payments during 2003 as discussed in note (d).

(c) During 2004, the Company wrote-off unamortized debt issuance and discount costs of $9.3 million and incurred redemption premiums of $11.9 million associated with the voluntary prepayments of the 9% senior subordinated notes and senior secured term loans. In addition, the Company recorded charges of $2.0 million during 2004 for financing costs related to amending both the 8% senior secured notes and the senior secured term loans. During 2003, the Company wrote-off $36.2 million of unamortized debt issuance costs related to voluntary prepayments of debt and the replacement of the Company's previous credit facility with a new credit agreement and term debt.


            NET EARNINGS (LOSS) ADJUSTED FOR SPECIAL ITEMS
                             (Unaudited)
                (In millions except per share amounts)


                                 Three Months Ended     Years Ended
                                    December 31,        December 31,
                                 ------------------    ---------------
                                  2004      2003        2004    2003
                                 -------   --------    -------  ------
Net Earnings (Loss) - U.S.
 GAAP                           $  (0.2)  $   (7.9)   $ 327.9  $ 76.1
Special Items, After-tax:
  Financing costs related to
   debt prepayments and
   refinancing (c)                    -          -       13.9    22.8
  Retirement and severance
   costs (b)                        1.0          -        1.0     5.7
  Losses on the sales of marine
   services and certain retail
   assets (a)                         -        0.9          -     5.7
  Termination of the funded
   executive security plan (b)        -        5.5          -     5.5
                                 -------   --------    -------  ------
Net Earnings (Loss) Adjusted
 for Special Items              $   0.8   $   (1.5)   $ 342.8  $115.8
                                 =======   ========    =======  ======

Net Earnings (Loss) Per Share -
 U.S. GAAP                      $  0.00   $  (0.12)   $  4.76  $ 1.17
Special Items Per Share,
 After-tax:
  Financing costs related to
   debt prepayments and
   refinancing (c)                    -          -       0.20    0.35
  Retirement and severance
   costs (b)                       0.01          -       0.01    0.09
  Losses on the sales of marine
   services and certain retail
   assets (a)                         -       0.01          -    0.09
  Termination of the funded
   executive security plan (b)        -       0.09          -    0.08
                                 -------   --------    -------  ------
Net Earnings (Loss) Per Share
 Adjusted for Special Items     $  0.01   $  (0.02)   $  4.97  $ 1.78
---------------------------      =======   ========    =======  ======

Note: The special items present information that the Company believes is useful to investors. The Company believes that the special items described above are not indicative of its core operations.


                          TESORO CORPORATION
                   SELECTED OPERATING SEGMENT DATA
                             (Unaudited)
                            (In millions)


                                  Three Months Ended   Years Ended
                                    December 31,       December 31,
                                  -----------------  -----------------
                                      2004    2003      2004     2003
                                  ---------  ------  --------  -------
Operating Income (Loss)
 Refining                        $    74.1  $ 54.2  $  840.3  $ 411.1
 Retail                                2.6     6.9      (2.0)    15.7
 Marine Services (a)                     -     1.4         -      6.3
                                  ---------  ------  --------  -------
     Total Segment Operating
      Income                          76.7    62.5     838.3    433.1
 Corporate and Unallocated
  Costs (d)                          (37.0)  (27.3)   (111.0)   (81.4)
 Loss on Asset Sales and
  Impairments (a)                     (9.4)   (6.6)    (14.1)   (16.9)
                                  ---------  ------  --------  -------
      Operating Income                30.3    28.6     713.2    334.8
 Interest and Financing Costs,
  Net (c)                            (30.6)  (40.6)   (166.6)  (211.7)
                                  ---------  ------  --------  -------
      Earnings (Loss) Before
       Income Taxes              $    (0.3) $(12.0) $  546.6  $ 123.1
                                  =========  ======  ========  =======
Depreciation and Amortization
 Refining                        $    37.0  $ 31.5  $  129.9  $ 120.4
 Retail                                4.3     4.5      17.6     19.2
 Marine Services (a)                     -       -         -      2.0
 Corporate                             1.7     1.8       6.6      6.6
                                  ---------  ------  --------  -------
     Depreciation and
      Amortization               $    43.0  $ 37.8  $  154.1  $ 148.2
                                  =========  ======  ========  =======
Capital Expenditures
 Refining                        $    85.9  $ 32.6  $  166.6  $  97.4
 Retail                                1.8     0.6       3.2      1.2
 Marine Services (a)                     -     0.1         -      0.7
 Corporate                             6.2     0.9       9.6      1.8
                                  ---------  ------  --------  -------
     Capital Expenditures        $    93.9  $ 34.2  $  179.4  $ 101.1
                                  =========  ======  ========  =======
-------------------------

(d) Corporate and unallocated costs in 2003 include charges of $8.4 million for the termination of the Company's funded executive security plan in December 2003 and $4.7 million in reorganization costs, primarily a non-cash charge for voluntary early retirement benefits and severance payments. An additional $4.3 million of reorganization costs were charged to the operating segments during 2003, including $2.6 million in refining, $1.3 million in retail and $0.4 million in marine services.


                          BALANCE SHEET DATA
                             (Unaudited)
                        (Dollars in millions)


                                       December 31,      December 31,
                                           2004             2003
                                       -------------     ------------
Total Assets                         $      4,073.7    $     3,661.3
Total Debt                           $      1,218.3    $     1,608.8
Total Stockholders' Equity           $      1,327.1    $       965.4
Total Debt to Capitalization Ratio               48%              62%


                          TESORO CORPORATION
                            OPERATING DATA
                             (Unaudited)


                                Three Months Ended     Years Ended
                                   December 31,        December 31,
                                ------------------  ------------------
                                  2004      2003     2004      2003
                                ----------  ------  --------  --------
REFINING SEGMENT
 Total Refining Segment
  Throughput (thousand
   barrels per day)
   Heavy crude                      249.8   281.6     258.7     283.6
   Light crude                      243.5   187.5     241.4     188.4
   Other feedstocks                  18.1    16.2      20.3      16.2
                                ----------  ------  --------  --------
          Total Throughput          511.4   485.3     520.4     488.2
                                ==========  ======  ========  ========
  Yield (thousand barrels per
   day)
   Gasoline and gasoline
    blendstocks                     237.3   233.5     250.5     239.4
   Jet fuel                          66.6    64.0      66.5      58.6
   Diesel fuel                      110.3    95.2     109.8     102.8
   Heavy oils, residual products,
    internally produced fuel and
    other                           117.3   112.6     113.0     106.3
                                ----------  ------  --------  --------
          Total Yield               531.5   505.3     539.8     507.1
                                ==========  ======  ========  ========
  Refining Margin
   ($/throughput bbl) (e)
   Gross                        $     7.23  $ 5.81  $   9.12  $   6.73
   Manufacturing cost before
    depreciation and
    amortization (e)            $     3.37  $ 2.93  $   3.01  $   2.85

  Segment Operating Income
   ($ millions)
   Gross refining margin
    (after inventory
     changes) (f)              $    316.2  $257.2  $1,706.0  $1,196.0
   Expenses (g)
    Manufacturing costs             158.4   130.6     572.6     508.4
    Other operating expenses         42.7    35.0     141.6     128.8
    Selling, general and
     administrative                   4.0     5.9      21.6      27.3
    Depreciation and
     amortization (h)                37.0    31.5     129.9     120.4
                                ----------  ------  --------  --------
         Segment Operating
          Income               $     74.1  $ 54.2  $  840.3  $  411.1
                                ==========  ======  ========  ========

  Product Sales (thousand
   barrels per day) (i)
   Gasoline and gasoline
    blendstocks                     298.2   270.5     299.5     280.4
   Jet fuel                          93.8    82.1      89.7      83.7
   Diesel fuel                      133.8   108.0     133.3     120.6
   Heavy oils, residual
    products and other              100.7    80.1      81.2      72.7
                                ----------  ------  --------  --------
          Total Product Sales       626.5   540.7     603.7     557.4
                                ==========  ======  ========  ========
  Product Sales Margin
   ($/barrel) (i)
   Average sales price         $    55.40  $38.50  $  52.65  $  39.81
   Average costs of sales           50.09   33.33     44.74     33.99
                                ----------  ------  --------  --------
     Product Sales Margin      $     5.31  $ 5.17  $   7.91  $   5.82
                                ==========  ======  ========  ========
-------------------------

(e) Management uses gross refining margin per barrel to evaluate performance, allocate resources and compare profitability to other companies in the industry. Gross refining margin per barrel is calculated by dividing gross refining margin by total refining throughput and may not be calculated similarly by other companies. Management uses manufacturing costs per barrel to evaluate the efficiency of refinery operations and allocate resources. Manufacturing costs per barrel may not be comparable to similarly titled measures used by other companies. Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered as alternatives to segment operating income, revenues, costs of sales and operating expenses or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America.

(f) Gross refining margin is revenues less costs of refining feedstocks, purchased products, transportation and distribution. Gross refining margin approximates total refining segment throughput times gross refining margin per barrel, adjusted for changes in refined product inventory due to selling a volume and mix of product that is different than actual volumes manufactured. Also includes the effect of intersegment sales to the retail segment at prices which approximate market.

(g) Includes $2.6 million for voluntary early retirement benefits and severance payments during 2003.

(h) Includes manufacturing depreciation and amortization per throughput barrel of approximately $0.71 and $0.62 for the three months ended December 31, 2004 and 2003, respectively, and $0.61 and $0.59 for the years ended December 31, 2004 and 2003, respectively.

(i) Sources of total product sales include products manufactured at the refineries, products drawn from inventory balances and products purchased from third parties. Total product sales margin includes margins on sales of manufactured and purchased products and the effects of inventory changes.


                          TESORO CORPORATION
                            OPERATING DATA
                             (Unaudited)


                                    Three Months Ended  Years Ended
                                       December 31,     December 31,
                                    ------------------ --------------
                                        2004     2003   2004    2003
                                    ---------  ------- ------  ------
Refining By Region
 California (j)
  Throughput (thousand barrels per
   day)
   Heavy crude                         123.3    142.8  127.7   147.7
   Light crude                          10.8      0.5   13.9     2.1
   Other feedstocks                      8.5      7.9   11.2     6.6
                                    ---------  ------- ------  ------
          Total Throughput             142.6    151.2  152.8   156.4
                                    =========  ======= ======  ======
  Yield (thousand barrels per day)
   Gasoline and gasoline
    blendstocks                         85.1     95.2   95.5    98.5
   Diesel fuel                          38.7     34.5   38.7    38.5
   Heavy oils, residual products,
    internally produced fuel and
    other                               28.1     31.5   27.6    29.0
                                    ---------  ------- ------  ------
          Total Yield                  151.9    161.2  161.8   166.0
                                    =========  ======= ======  ======
  Refining Margin ($/throughput
   bbl)
   Gross                           $   13.40  $  7.64 $13.98  $ 9.63
   Manufacturing cost before
    depreciation and amortization  $    6.03  $  4.38 $ 5.07  $ 4.41

 Pacific Northwest (Alaska &
  Washington)
  Throughput (thousand barrels per
   day)
   Heavy crude                          96.3     88.6   88.9    85.4
   Light crude                          76.1     60.7   80.9    69.8
   Other feedstocks                      5.2      4.4    4.6     5.9
                                    ---------  ------- ------  ------
          Total Throughput             177.6    153.7  174.4   161.1
                                    =========  ======= ======  ======
  Yield (thousand barrels per day)
   Gasoline and gasoline
    blendstocks                         73.8     67.4   73.6    72.3
   Jet fuel                             31.9     29.3   31.4    26.4
   Diesel fuel                          26.4     20.7   27.0    25.6
   Heavy oils, residual products,
    internally produced fuel
    and other                           50.8     41.4   47.3    41.9
                                    ---------  ------- ------  ------
          Total Yield                  182.9    158.8  179.3   166.2
                                    =========  ======= ======  ======

  Refining Margin ($/throughput
   bbl)
   Gross                           $    5.54  $  5.41 $ 7.99  $ 6.19
   Manufacturing cost before
    depreciation and amortization  $    2.54  $  2.52 $ 2.38  $ 2.26

 Mid-Pacific (Hawaii)
  Throughput (thousand barrels per
   day)
   Heavy crude                          30.2     50.2   42.1    50.5
   Light crude                          53.2     36.8   42.4    29.2
                                    ---------  ------- ------  ------
          Total Throughput              83.4     87.0   84.5    79.7
                                    =========  ======= ======  ======
  Yield (thousand barrels per day)
   Gasoline and gasoline
    blendstocks                         19.6     21.9   21.3    19.3
   Jet fuel                             24.0     23.8   24.3    23.1
   Diesel fuel                          14.8     14.7   14.6    13.8
   Heavy oils, residual products,
    internally produced fuel
    and other                           26.4     27.9   25.7    24.6
                                    ---------  ------- ------  ------
          Total Yield                   84.8     88.3   85.9    80.8
                                    =========  ======= ======  ======
  Refining Margin ($/throughput
   bbl)
   Gross                           $    3.95  $  3.67 $ 5.30  $ 3.30
   Manufacturing cost before
    depreciation and amortization  $    1.73  $  1.35 $ 1.51  $ 1.39
---------------------------------

(j) The California refinery's scheduled maintenance turnaround, which began during the 2004 third quarter and was completed during the 2004 fourth quarter, resulted in reduced throughput and yield levels.


                          TESORO CORPORATION
                            OPERATING DATA
                             (Unaudited)


                                   Three Months Ended   Years Ended
                                      December 31,      December 31,
                                   ------------------  ---------------
                                     2004      2003     2004    2003
                                   ---------  -------  -------  ------
Mid-Continent (North Dakota &
 Utah) (k)
 Throughput (thousand barrels per
  day)
  Light crude                         103.4     89.5    104.2    87.3
  Other feedstocks                      4.4      3.9      4.5     3.7
                                   ---------  -------  -------  ------
         Total Throughput             107.8     93.4    108.7    91.0
                                   =========  =======  =======  ======
 Yield (thousand barrels per day)
  Gasoline and gasoline
   blendstocks                         58.8     49.0     60.1    49.3
  Jet fuel                             10.7     10.9     10.8     9.1
  Diesel fuel                          30.4     25.3     29.5    24.9
  Heavy oils, residual products,
   internally produced fuel and
   other                               12.0     11.8     12.4    10.8
                                   ---------  -------  -------  ------
         Total Yield                  111.9     97.0    112.8    94.1
                                   =========  =======  =======  ======
 Refining Margin ($/throughput
  bbl)
  Gross                           $    4.38  $  5.47  $  7.02  $ 5.68
  Manufacturing cost before
   depreciation and amortization  $    2.46  $  2.70  $  2.28  $ 2.52
--------------------------------

(k) Throughput and yield levels were reduced during scheduled maintenance turnarounds at the North Dakota refinery in the 2003 third quarter and at the Utah refinery in the 2003 first quarter.


                          TESORO CORPORATION
                            OPERATING DATA
                             (Unaudited)


                                    Three Months Ended   Years Ended
                                       December 31,      December 31,
                                    ------------------  --------------
                                      2004     2003      2004   2003
                                    --------- --------  ------- ------
RETAIL SEGMENT
 Number of Stations (end of
  period)
  Company-operated                       214      226      214    226
  Branded jobber/dealer                  292      331      292    331
                                    --------- --------  ------- ------
   Total Stations                        506      557      506    557
                                    ========= ========  ======= ======
 Average Stations (during period)
  Company-operated                       218      228      222    229
  Branded jobber/dealer                  305      333      316    346
                                    --------- --------  ------- ------
   Total Average Retail Stations         523      561      538    575
                                    ========= ========  ======= ======
 Fuel Sales (millions of gallons)
  Company-operated                      71.2     72.7    290.3  308.5
  Branded jobber/dealer                 50.7     56.3    219.6  259.3
                                    --------- --------  ------- ------
        Total Fuel Sales               121.9    129.0    509.9  567.8
                                    ========= ========  ======= ======

 Fuel Margin ($/gallon) (l)         $  0.19   $  0.20   $ 0.16  $ 0.18
 Merchandise Sales ($ millions)     $  31.2   $  29.1   $127.4  $116.4
 Merchandise Margin ($ millions)    $   8.8   $   7.6   $ 35.2  $ 31.2
 Merchandise Margin %                   28%       26%      28%     27%

 Segment Operating Income (Loss)
  ($ millions)
  Gross Margins
   Fuel (m)                         $   22.8  $  26.4   $ 79.1  $101.3
   Merchandise and other non-fuel
    margin                               9.5      8.4     38.8    35.1
                                    --------- --------  ------- ------
    Total Gross Margins                 32.3     34.8    117.9   136.4
  Expenses (n)
   Operating expenses                   19.8     17.1     76.0    70.8
   Selling, general and
    administrative                       5.6      6.3     26.3    30.7
   Depreciation and amortization         4.3      4.5     17.6    19.2
                                    --------- --------  ------- ------
    Segment Operating Income
     (Loss)                         $    2.6  $   6.9   $ (2.0) $ 15.7
                                    ========= ========  ======= ======
----------------------------

(l) Management uses fuel margin per gallon to compare profitability to other companies in the industry. Investors and analysts use fuel margin per gallon to help analyze and compare companies in the industry on the basis of operating performance. Fuel margin per gallon is calculated by dividing fuel gross margin by fuel sales volumes. Fuel margin per gallon may not be calculated similarly by other companies.

(m) Includes the effect of intersegment purchases from the refining segment at prices which approximate market.

(n) Includes $1.3 million for voluntary early retirement benefits and severance payments during 2003.


    CONTACT: Tesoro Corporation, San Antonio
             Investors:
             John Robertson, 210-283-2687
             or
             Media:
             Tara Payne, 210-283-2676